EXHIBIT 99.1

                            CERTIFICATION
                                  OF
                    WAUSAU-MOSINEE PAPER CORPORATION
             UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002


     The undersigned Chief Executive Officer of Wausau-Mosinee Paper Corporation (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of
 Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     Date:  November 14, 2002

                                   THOMAS J. HOWATT
                                   Thomas J. Howatt
                                   President and CEO


     The undersigned Chief Financial Officer of Wausau-Mosinee Paper Corporation (the "Company") certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of
 Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     Dated: November 14, 2002


                                   SCOTT P. DOESCHER
                                   Scott P. Doescher
                                   Senior Vice President, Finance
                                   (Chief Financial Officer)